EXHIBIT 23.1

                    Consent of Independent Public Accountants
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333- 62371 and 333-62379.


/s/ Arthur Andersen LLP
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New York, NY


April 2, 1999